UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2005

TENDERCARE INTERNATIONAL, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Colorado	0-14697	84-0898302
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer
Identification No.)

3925 N. Hastings Way, Eau Claire, WI		54703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(715) 833-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 9, 2005, the board of directors of Tendercare International, Inc. ("TCI") approved plans to engage in a 1:25,000 reverse stock split (the "Transaction") of its common stock, $0.01 par value per share. TCI will not issue fractional shares of TCI common stock in the Transaction, and holders of TCI common stock will instead receive cash for such fractional shares. The Transaction will thereby reduce the number of TCI shareholders and make TCI eligible to terminate its registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). TCI's board of directors also approved the retention of an independent appraisal firm to assist the TCI board of directors in setting the appropriate price per share of TCI common stock for purposes of determining the cash amount payable to holders of fractional shares.

TCI anticipates that termination of registration will eliminate annual expenses related to compliance with the Sarbanes-Oxley Act of 2002 and the periodic reporting requirements of the Exchange Act. The Transaction will be submitted to a vote of TCI shareholders at a special meeting of shareholders to be held in the third or fourth quarter of 2005.

Statements made in this current report that are not historical facts may be forward-looking statements. Actual events may differ materially from those projected in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENDERCARE INTERNATIONAL, INC.

Dated: June 13, 2005	By: /s/ Edward Reiss
Name: Edward Reiss
Title: Co-Chief Executive Officer